THOMSON REUTERS FINAL TRANSCRIPT Q1 2019 VOXX International Corp Earnings Call EVENT DATE/TIME: JULY 11, 2018 / 2:00PM GMT

CORPORATE PARTICIPANTS
Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Glenn Wiener -
John J. Shalam VOXX International Corporation - Chairman of the Board
Patrick M. Lavelle VOXX International Corporation - President, CEO & Director

CONFERENCE CALL PARTICIPANTS
Eric Landry -
James David Medvedeff Cowen and Company, LLC, Research Division - Associate
Josh Goldberg G2 Investment Partners Management LLC - Analyst
Thomas Graham Kahn Kahn Brothers Advisors LLC - President, Treasurer and Chief Compliance Officer
Unidentified Analyst -
Unidentified Participant -

PRESENTATION
Operator
Good day, ladies and gentlemen, and welcome to the VOXX International's Fiscal 2019 First Quarter Conference Call. (Operator Instructions) As a reminder, today's conference is being recorded. I'd now like to introduce your host for today's conference, Mr. Glenn Wiener, Investor Relations. Sir, please go ahead.

Glenn Wiener -
Thank you, Liz. Good morning, and welcome to VOXX International's Fiscal 2019 First Quarter Results Conference Call. Our call today is being webcast live on our website, www.voxxintl.com. And a replay is available for those who are unable to make today's call. Speaking from management this morning will be Pat Lavelle, President and Chief Executive Officer; and Michael Stoehr, Senior Vice President and our Chief Financial Officer. Following their remarks, we'll have a Q&A session for those investors wishing to ask questions. John Shalam, Chairman of the Board is also with us today and will be available during the Q&A portion of the call.

Before we begin, I'd like to remind everyone that except for historical information contained herein, statements made on today's call and webcast that would constitute forward-looking statements are based on currently available information. The company assumes no responsibility to update any such forward-looking statements. And risk factors associated with our business are detailed in our Form 10-K for the period ended February 28, 2018. Further, if anyone has any followup questions, please feel free to reach me at my office at (212) 786-6011 or you can send me an e-mail at gwiener@gwcco.com. At this time, I'd like to turn the call over to our President and CEO, Pat Lavelle, Pat?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Thank you, Glenn. As you saw from our results, although sales are down as expected, our expenses were significantly lower, resulting in a smaller operating losses for the comparable quarters. As I noted on our year-end call, we expect top line to be lower in the first half of the year but up in the second half, as we have new programs -- new retail launches within our Premium Audio segment and 2 very positive developments in our Consumer Accessories segment, EyeLock's commercialization and our expanded distribution in the healthcare space.

In addition, we anticipate further improvements on the expense side and we continue to take steps to realign our business and lower fixed costs. I will cover all of this in my remarks and then Mike will summarize our financial results.

Within Automotive, net sales in our Automotive segment increased $2.6 million and operating expenses declined by nearly 17%, resulting in an approximate $1 million operating income improvement. The segment was profitable both on an operating and pretax net income basis, which we expect will continue.

Our outlook for Automotive has not changed. And we believe we're positioned for modest growth this year, driven by our new programs for the Lincoln play and for Ford play and the additional programs with GM. We have additional vehicles rolling out this year and next, in addition to EVO programs with Mazda and Nissan later this fiscal year. The level of inbound interest has increased and we're actively engaged with other OEMs. And if successful, this will generate momentum for several years, which is why we invested the R&D resources that we did developing EVO.

Remote starts were down slightly in Q1 when including both our aftermarket and OEM business, but will pick up with a new multiyear OEM program with Subaru starting in the second half.

Our aftermarket business continues to see modest declines, but some categories like Audio and Telematics group. We have new products in the ADAS and remote-start categories launching this quarter.

Overall, the anticipated gains in our OEM business should give us better year-over-year results and profitability.

Premium Audio. Consistent with my remarks last quarter, Premium Audio will show top line declines in fiscal 2019 as we cut back certain programs to protect distribution and improved margins. This is evidenced in our first quarter results, as sales declined by $5.3 million and gross margins improved by 710 basis points. Additionally, operating expenses declined by $3.4 million. The key take away is we generated a $4.3 million operating income improvement and a $5.5 million increase in pretax net income. This segment is anticipated to show bottom line improvements in fiscal 2019.

Q2 will see the launch of our new series of Reference and Reference Premiere speakers and subwoofers and will be loaded in Best Buy in August. With the first products launched over 60 years ago, we have the sixth generation of our iconic Klipschorn speaker being introduced this month. And we have, by far, our most advanced subwoofer coming to market in August as well, a system compatible with industry-leading Smart Home control platforms, enhancing our custom installation portfolio.

Our new Heritage line, our new Heritage soundbars, speakers, amps and headphones were introduced in Q1 and is now moving into higher-end distribution channels.

Our commercial business declined quarter-over-quarter in Q1, but we're anticipating growth this fiscal year due to the many new programs I previously discussed.

The biggest are with Margaritaville, iPic Theaters and Hard Rock Hotels. For Margaritaville, we are working on our fourth project encompassing 1,200 vacation rentals; the Margaritaville Hotel, the restaurants and a huge water park. We are working on phase II drawings now with a number of rollouts planned. And for Hard Rock Hotels, we're working on our first project in New Orleans with several more in the pipeline over the next 2 years.

Within Consumer Accessories. Our Consumer Accessories segment continues to go through a transition. Results are down when comparing the first fiscal quarters. And we anticipate this will continue into the second quarter. But with new programs that have been recently secured along with new products and distribution in the smart home and security market, we should see top line growth in the second half of the year and a much stronger platform moving into next year.

During our year-end conference call, I spoke about a new wearable program in the healthcare space. Today, I'm able to provide you with some of the details. This program is expected to be a strong contributor to our Consumer Accessories results in the years ahead. VOXX International has been named the distribution partner providing logistics and fulfillment service for all VOXX-supply Striiv wearables as well as Samsung, Garmin and Apple wearables as part of the UnitedHealthcare Motion program, a national wellness program, a program that offers financial incentives to UnitedHealthcare's millions of members for simply meeting daily walking goals. Over time, as technology innovation continues to evolve, it could incorporate wearable tracking for other health and wellness-related issues, such as blood pressure, heart rates, glucose levels, asthma and respiratory tracking and more.

A report from Endeavour Partners noted that more than 13 million wearables and fitness tracking devices were expected to be incorporated in corporate wellness programs this year. And that figure is expected to grow exponentially in the coming years as more and more companies and healthcare providers are making wellness a top priority. This is a program we've been working on for quite some time and we're excited to be working with such world-class partners as UnitedHealthcare and Qualcomm Life.

Additionally, EyeLock continues to gain traction, moving into the commercialization phase. We have signed our definitive agreement and received our first POs from ViaTouch Media and are working with them to launch the new artificial intelligent vending machines embedding EyeLock's technology, which will launch this quarter. This is a program that will build, over time, the small revenue and income impact in fiscal 2019 but much larger next fiscal year.

We're continuing advancement in the gaming and pharmaceutical markets. And while we can't talk yet about the companies and the opportunities, we are moving into more advanced discussions, testing and field-use applications.

Also within our Consumer Accessories, we will also have new smart home security projects -- products launching in the second and third quarters and a lot of momentum on the distribution side. Our video doorbell, floodlight camera and siren and rechargeable battery pack will now be sold through Home Depot, Myer, Price, Menards, True Value, ABC Warehouse, DISH Network, lowes.com and Lowe's Canada and several other domestic locations, which bodes well for our build-out in this growing category.

The Consumer Accessories segment is expected to be down in the first half of the year, but we anticipate will build more momentum in the quarters thereafter especially with the UAC and EyeLock programs in place.

In summary, we are looking at growth within our Automotive segment. Significantly stronger margins in our Premium Audio segment, resulting in stronger profitability. And with on-time launch dates scheduled in the second half of the year, we expect to see improvement in the Consumer Accessories segment. We continue to look at cost reduction and efficiency programs. And we're continuing to evaluate potential acquisitions and divestitures, leveraging us strong cash position and balance sheet. This concludes my remarks and now I'll turn the call over to Mike now, Michael?

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director

Thanks, Pat. Good morning, everyone. I'll provide a few additional comments with respect to our P&L building on Pat's remarks. As we discussed previously, sales were down 12.2% while our gross margins improved by 110 basis points with Premium Audio, the key driver. You can see this segment's breakdown in our press release and our Form 10-Q.

Our operating expenses declined by $6.5 million or 16.7%, with declines across selling, general administrative expenses, and engineering and technical support expenses. We have taken steps to lower our fixed cost, which led to lower salaries commissions, T&E, advertising and marketing expenses and other G&A expenses, such as professional fees, partially offset by higher online platform fees related to web advertising for our e-commerce sales.

While engineering and technical support expenses declined by approximately $700,000, a portion of this reduction was timing related as we're continuing to invest in innovation.

Interest and banks charges declined by approximately $700,000 as we reduced debt. Equity in income of equity investees related to our ownership interest in ASA Electronics was relatively unchanged at $1.8 million for both first quarter periods.

And other net resulted in income of approximately $700,000 in fiscal 2019 first quarter as compared to other net expenses of $1 million in last year's first quarter. The major shift was in net foreign currency as we recorded a gain of $335,000 compared to a loss -- foreign currency loss of approximately $800,000 last year.

Interest income also increased by approximately $200,000.

I'd like to draw attention to footnote 22 on our Form 10-Q, which provides sales and select financial information for our segments. As you will see, our Automotive segment posted pretax net income of $4.5 million, an improvement of approximately $950,000. Premium Audio posted a pretax net income of $1.6 million, a $5.5 million improvement. And our Consumer Electronics segment posted a pretax loss of $7.5 million, approximately $400,000 higher than last year's first quarter.

However, we expect Computer Accessories to improve in the second half of the year, based on new sales from the UAC motion program as Pat covered and high-margin revenue associated with EyeLock, though that will build more in the next year.

While we lost money in the first quarter, this was anticipated due to the seasonality of our business. We anticipate profits in the second half of the year should more than offset any losses in the first half.

The company is projecting an annual effective tax rate of 32.04%, excluding discrete items. The annual effective tax rate is higher than the U.S. statutory rate of 21% as a result of state and local taxes, losses from noncontrolling interest related to EyeLock, LLC, foreign income taxes at rates higher than the U.S. statutory rate of 21%, offset by a partial income tax benefit for R&D credits.

There were no major changes we expect to our balance sheet. As you will see in the footnote 16 of our Form 10-Q, our debt position of $18.6 million was reduced by approximately $250,000, and our long-term debt was reduced by approximately $500,000. All debt relates to mortgages and a small working capital line in Europe. There is nothing outstanding on our domestic credit facility. This concludes our prepared remarks, and we're now very to open up the call for questions.

QUESTIONS AND ANSWERS
Operator
(Operator Instructions) Our first question comes from the line of James Medvedeff with Cowen and Company.

James David Medvedeff Cowen and Company, LLC, Research Division - Associate

I want to ask a couple of questions about the outlook for some of these expense items. You mentioned that R&D or technical support had a sort of $700,000 benefits from timing. What do you mean by that?

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Some of the expenses that we had planned to incur in the first quarter, probably moved into the second or third quarter depending on the projects. There's also NRE timing. As the NRE comes in, it will offset some of the expenses. So those things move around depending on where we are with a particular customer at time in the development process.

James David Medvedeff Cowen and Company, LLC, Research Division - Associate
So $5.9 million in the quarter, down from $6.7 million bounces back to kind of what? Something in between? Or all the way back up to $6.7 million?

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Again, this is -- so I would say that you'd probably see it somewhere more in the $6 million range.

James David Medvedeff Cowen and Company, LLC, Research Division - AssociateOkay, perfect, and the other question that I had is the -- so EBITDA was quite a bit below what we were looking for. So the question is, how does that unfolds for the rest of the year? Do you have a thought about what that totals for the year?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
I mean the thing is that what we're anticipating is that the second half of the year will be stronger, as a number of different programs launch. We have launches scheduled for a number of GM vehicles that will happen in the second, third and fourth quarter. And we have the start of different programs under the Motion program. And we just started with the -- we'll start this quarter with EyeLock. So we anticipate a much better performance, as we move in to the second half of the year when these programs are slated to start.

James David Medvedeff Cowen and Company, LLC, Research Division - Associate
Okay, and I'll just ask one more for now, which is the -- you talk about EyeLock, and there's a rather significant benefit to you from them -- from sharing the losses with the partner or with the other -- sharing, the loss sharing...

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Minority, yes, the minority partnership.

James David Medvedeff Cowen and Company, LLC, Research Division - Associate
That trend -- that looks as though as it's been trending to be a smaller number, probably as the losses go down. But what does that look like, say, next year?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Well, it depends on where we are with the programs that we're working on. We have been advised that we've won some programs, but it's too early to talk about them. That probably would -- I would probably say be 12 to 15, 16 months away, depending on when those programs start. And hitting projections of what we are being advised we could be positive at EyeLock late next year.

James David Medvedeff Cowen and Company, LLC, Research Division - Associate
Late next fiscal year?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes.

Operator
Our next question comes from the line of Eric Landry with BML Capital.

Eric Landry -
What was the amount of the reimbursement to G&A that was mentioned?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
We had a recovery of legal fees due to a counterfeit lawsuit. And that was approximately $2 million for the quarter.

Eric Landry - So that was that $18 million run rate G&A. Is that what we would look forward to in quarters ahead that's about...

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
No, what I had indicated on my call, last year that -- last quarter that we're planning on dropping our overhead by approximately $10 million year-over-year, okay. Obviously, it will tail off as we move into the latter part of the year, because we started the process in the second half of the year, okay. And we started to drop our overhead in the second half of the year. But we're projected to -- we're projected for approximately $10 million. We expect that we'll to a little bit better than that obviously, because of the impact of the counterfeit decision.

Eric Landry - Okay, great. Would you please go over the revenue model for EyeLock? In other words...

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
EyeLock works on a royalty basis, okay. So what we're looking at with EyeLock is it has a high, let's say, gross profit because of the fact it's based on a royalty. So depending on the different types of applications where we are applying our technology, there will be different levels of royalty applied. But when we look at it, it would be almost 100% gross profit the way it would hit our P&Ls.

Eric Landry - Okay. Is it -- is it -- are you paid per scan or per device?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
We are paid per device.

Eric Landry -
Okay, great. So you mentioned a multiyear program with Subaru in the remote-start program?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes.

Eric Landry - How many other OEs are you on with them?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Currently, we're supplying products to Motorola, Ford, Subaru. And that's pretty much it on our remote-start business. There are some that we're working on right now. We have some RFQs in place. But I really can't speak to that at this point.

Eric Landry - Okay. And what percent of Automotive revenue is satellite radios?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
I would say less than 10% at this point.

Eric Landry -
Okay. And then lastly, would you mind going over why it is that interest expense is higher than what I would have expected given all the cash in the balance sheet?

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director

Right. This is Michael Stoehr speaking. The interest expense you see includes bank charges, interest, factoring fees, the amortization of the debt cost when we put the lines together and the unused charge for not using the credit facility. Interest itself is a small component of that number right now. The bank charges were $703,000, just to give you a rough idea. Of that, $240,000 was amortization of the debt cost, $204,000 was the unused portion, and $169,000 was the credit card cost. So that number not only caries interest, but carries bank charges worldwide.

Operator
Our next question comes from Thomas Kahn with Kahn Brothers.

Thomas Graham Kahn Kahn Brothers Advisors LLC - President, Treasurer and Chief Compliance Officer
Probably the most exciting part of the VOXX family is EyeLock. And during your presentation, you only spoke very briefly, you -- maybe 1 or 2 sentences on EyeLock. And what I'm trying to figure out is, we see that some are pushing facial recognition very hard. And we know that EyeLock is better than facial but you may not need better in many different cases. So for example, if someone who had facial and they were charging and making it up $1 per unit for facial, and someone else had iris and they were charging $1.5 for iris or any number you want, it may very well be that in some cases iris is more desirable. That extra element of security is more desirable and that's the market that EyeLock should be addressing. Could you give us a little commentary on EyeLock please?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Sure. We agree 100% with you. There are certain applications where facial might be sufficient, but the numbers speak for themselves. When you compare a fingerprint, you've got 1 point of 1 in 50,000 false positives. When you compare facial, you have 1 in a million false positives. And when you compare to a double live eye iris scan, which is what we do, it's 1 in over 2.25 trillion false positives. So the level of security that comes from...

Thomas Graham Kahn Kahn Brothers Advisors LLC - President, Treasurer and Chief Compliance Officer
Can I just interrupt. I know you said that before, and I agree with you 100% on what you're saying. The question is, is there a way to address the broad market with iris either on a price-competitive basis where people are paying more for facial and they say, look, we'll give you iris for less and it's better. Or do we have to address a completely different market, which says, this is the lock that get you into Fort Knox and we don't want facial, we have to have the most secure, we want iris, you follow what I'm saying?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
And then from a competitive standpoint, iris is not a -- there is not a major premium for iris over facial, as far as the cost to implement the technology, okay. So there's an advantage there for iris because you end up with a lot more security. Right now, there -- with the introduction of some of the new facial schemes that came out, it was a focus on facial. Our feeling is and what we see is that people will now coming back and looking at iris because of the level of security. And we're seeing that with the programs and the companies that we're talking to, and the programs that we're working on require a higher level of security and those companies recognize it. I wish I could go further and talk about some of the things we're working on, but it's too early to tell. But hopefully we'll have some very good news in the future on these things.

Thomas Graham Kahn Kahn Brothers Advisors LLC - President, Treasurer and Chief Compliance Officer
Thank you Pat, and I hope at the annual meeting, either you or someone from EyeLock can further talk about the company and what it's doing. Because among all of the things VOXX is doing, that's probably the most exciting.

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes, that has great potential and we'll be prepared for that on our meeting next week.

Operator
Our next question comes from the line of [Drew Daly] with Crimson Advisors.

Operator
Our next question comes from the line of Tim (inaudible) with G2 Investment Partners.

Unidentified Analyst - My first question is, which factors led to lower international sales in the Premium Audio segment? And will this continue?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
There is a situation that's going on within the German market with some of the big retailers in Germany that, based on their inventory position, coming out of Christmas, they've curtailed a lot of inventory buying to pull down their total inventory carry. That has affected us throughout the first quarter. We anticipate with the World Cup that some of the inventory that they were carrying was sold through. And hopefully, we would see them getting back to normal purchasing practices towards the end of the second quarter.

Unidentified Analyst - My second question is, you guys have really strengthened your balance sheet. I was just wondering if there is anything that you're planning to do in the coming quarters as a result?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
In the coming quarters, obviously what I said on the call is that we're always evaluating potential acquisitions, potential divestitures of some of the operations that we have. So that is an ongoing process. We also have an authorization for about $1.4 million share repurchase. We look at that option and we'll be discussing that at our board meeting next week.

Operator
You're next question comes from the line of [David Williamson], private investor.

Unidentified Participant -
What was the adjusted EBITDA in the quarter without the EyeLock losses?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Mike, you're going to have to look at that.

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Well, right now the EBITDA for EyeLock is -- the negative EBITDA for EyeLock without the attributable loss that totally was roughly loss of $2.5 million. So it would add $2.5 million to it.

Unidentified Participant -
Okay. Does that make the breakeven for EyeLock in the future around $3 million sales a quarter?

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
On a cash basis?

Unidentified Participant -
100%?

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Yes.

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes, yes. That would exceed -- there's 2 parts of when we're looking at EyeLock is the absolute cash burn. And then there's the P&L impact with depreciation and interest cost and things like that. But $12 million would more than offset our expenses.

Unidentified Participant -
Okay. For top line to increase from the other divisions, it seems that the EVO product is the hot product to grow the overall topline of the company. In the previous conference calls, it was discussed that EVO is to be about half of the automobile division run rate by year-end. Does that mean that about $75 million of existing Auto revenue will be either exited or wound down and replaced with EVO? Or does it mean that the current 150 Auto division sales will be kept? And then we add $75 million and so it'll be $150 million plus $75 million is $225 million?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
You have to understand that part of our Automotive business at OEM already includes Rear Seat Entertainment, okay, whether that be EVO or whether that be our older product. So in the case of EVO, EVO will replace most of the older products that we have currently at OEM. And we are winning additional business, okay. So I would expect that you would see our OEM portion of our business grow to be a greater percentage. We're looking at approximately flat sales within the aftermarket, so that's where we're looking at an increase in the total Automotive picture.

Unidentified Participant -
And how many car models would EVO be on by year-end?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
There is, I would say at this particular point when we launch the rest of the GM vehicles we're probably looking somewhere around 14 or 15 different car models.

Unidentified Participant -
Okay. One last question on the balance sheet. There is a line of $22 million on the assets for equity investments, the 10-K. I wanted to know if that $22 million is the original cost basis for ASA? Or is the $22 million equity investment is totally separate than ASA?

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
The equity investment in ANA (sic) [ASA] is at as of quarter-to-date. We receive dividend payments out on a quarterly basis from them. Also there's a small investment in a company called [Phantom] in there, but the principal, it's ASA.

Unidentified Participant - Okay. So the $20 million to $22 million is the original cost basis primarily for ASA?

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
No. There is some funds left in ASA as we operated over the years. But basically yes, they pay money back each year.

Unidentified Participant -
Okay. Because obviously if ASA is doing $7.5 million to $8 million, your portion that, you know, with the 10 PE that's already $70 million to $80 million value. And I was just wondering, shouldn't that be mark-to-market on the balance sheet? Is what I was getting at.

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
No, we carry the investment as the value of investment on its balance sheet, we don't mark-to-market.

Operator
Our next question comes from the line of Josh Goldberg with G2.

Josh Goldberg G2 Investment Partners Management LLC - Analyst
So I just had a few quick questions that I think are pretty obvious, but I just want to make sure. Your share count at the end of the quarter was, last I checked, just to make sure I have the right number.

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
24.3 million

Josh Goldberg G2 Investment Partners Management LLC - Analyst
Is that a fully diluted number?

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Yes.

Josh Goldberg G2 Investment Partners Management LLC - Analyst
Okay. So your market cap of the company is between $100 million and $125 million value of the company?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes.

Josh Goldberg G2 Investment Partners Management LLC - Analyst
Okay, is that fair?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes.

Josh Goldberg G2 Investment Partners Management LLC - Analyst
You're sitting on $50 million of cash with $18.6 million of debt. So you have about $32 million of cash per share on that $130 million of value?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes.

Josh Goldberg G2 Investment Partners Management LLC - Analyst
Is that a right number?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
You're close, yes.

Josh Goldberg G2 Investment Partners Management LLC - Analyst
Okay, you have $118 million of inventory. Would love to get a sense of how valuable it is to have so much inventory on your books. But that's my second question. And you have $63.8 million of property, plant and equipment. And I believe according to your 10-K was filed -- it is reported as cost?

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Yes.

Josh Goldberg G2 Investment Partners Management LLC - Analyst
Okay. So your book value is well above the current product price of the stock?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes.

Josh Goldberg G2 Investment Partners Management LLC - Analyst
Okay, it happens sometimes. But I'm trying to understand is how do we unlock this value together? And I know people are talking about EyeLock and other things and obviously you have NOLs as well. But size of the company of yours -- I just -- it's hard for me to understand how, with $500 million of revenue or $450 million, you're not able to generate some income from that business? And maybe if you could just give us a glimpse of which are kind of your fastest-growing lines, are the ones that are more profitable? That might help investors really put a spotlight on what you guys really are doing on the (inaudible), which is just pretty exciting right now.

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes. Look, I think the thing that obviously is depressing the stock price is the losses that they see, which are primarily coming from our EyeLock investment. When I look at biometrics and I look at authentication, there's no question that we will all be authenticated by our biometric in the future. We have the most secure biometric. And therefore, we believe that the future bodes well for our EyeLock investment. What we're seeing happening now as I indicated previously, where companies are not so enthralled with facial as they had seemed to be last year. They are coming back to reality that the EyeLock solution or the iris solution is the most secure. We have a number of programs that we're working on that unfortunately I cannot speak to. But it encourages us to continue to build out our EyeLock program. So that's an area where we see growth in the future. Now that growth maybe 12 or 14 or 16 or 18 months out. But we believe, based on the customers that we're talking to, the projects that they're working on and the volumes that we're seeing that this could be a very profitable portion of our business. When I look at our Automotive business, we are the leading supplier of Rear Seat Entertainment in the car. Many people have thought that with the advent of iPads and things like that, that we would see a big reduction in those sales. And we may have seen that in the aftermarket but we do not see it at the OEM level. In fact, we see the OEMs more interested in bringing more and more content into the car and utilizing their own screens and their own programs to do that. So that's another area of growth that we anticipate.

Josh Goldberg G2 Investment Partners Management LLC - Analyst
What needs to happen to your company to be profitable on a quarterly basis, going forward?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Simply EyeLock becoming profitable would make the entire company profitable.

Josh Goldberg G2 Investment Partners Management LLC - Analyst
Okay. Give or take, are you spending $5 million of EBIT on it? Or more than that?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
On what?

Josh Goldberg G2 Investment Partners Management LLC - Analyst
On EyeLock.

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
As we indicated earlier, that the -- yes, that our expenses at EyeLock are greater than that.

Josh Goldberg G2 Investment Partners Management LLC - Analyst
Greater than $5 million a year?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes.

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
You're in the $10 million range.

Josh Goldberg G2 Investment Partners Management LLC - Analyst
$10 million range, okay.

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
By the way, EyeLock's financials are in the 10-Q, the definition of what goes on with EyeLock. You see balance sheet P&L.

Josh Goldberg G2 Investment Partners Management LLC - Analyst
Is that the first time you separated EyeLock like that?

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
No, it's been carried that way since we acquired them.

Josh Goldberg G2 Investment Partners Management LLC - Analyst
Okay. In terms of some of the other things that you're looking at, it would seem to me that the company getting a little smaller. Do we need that type of property, plant and equipment? Can you just talk a little bit about that and the inventory being so high as well?

Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorWell, the inventory is in line with the way we do our business because a lot of the product comes in from overseas. And therefore, we have a long lead time, in many cases as much as 5 to 6 months. Not that we carry 5 to 6 months on hand but our lead times are long. And that's traditionally where we've been in the businesses that we distribute. When we look at the business on a go-forward basis, we have a manufacturing plant for our Premium Audio in Hope, Arkansas. We have a manufacturing plant for our OEM business in Orlando. Our shared services facilities are based New York. And we have engineering offices in Detroit. And our management and business segment for both Klipsch and the RCA accessory group reside in Indianapolis. We've looked at this over the past. The fact that we own the buildings, it is the least expensive way for us to go. And we do get depreciation on the properties over the years. In light of where the business would be going, depending on the success of individual operations, we will assess whether or not we need to add or close down particular facilities.

OperatorOur next question comes from the line of [Isaac Mayer] with Fourth Street Capital.

Unidentified Analyst - On looking at last year's 10-Q regarding Automotive sales and the Automotive segment was significantly higher than it is this fiscal year. Can you give me some color on that please?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes, last year, if you're looking at the numbers from last year it included our Hirschmann operation, which we divested for $177 million in August of last year.

Unidentified Analyst - Right. And with most of that cash, I assume, you paid down debt?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes. We paid down all our outstanding debt other than mortgages that we have on the buildings and some small factoring programs that we have for our German operations, which remains in Germany.

Unidentified Analyst -
And from the transaction, what else do you see in terms of the Premium Audio segment sales? Also the decrease was -- this was from last year, you went from $37.7 million, from $32.1 million. And then this year, you're down from $37.7 million. So is there something that you think there's a seasonality about it, like that, but at the same time what you think is attributable for the Premium Audio segment...

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
As I indicated on my statement, the Premium Audio segment, if you listened on our calls over the past year, we came out of last year with excess inventory, had a number of promotional programs to generate top line revenue. However, as we went through the year, we made the decision to protect margins for our customers. We needed to cut back on certain forms of distribution and made that decision. And I had indicated as such on our last call that we expect that we will pull down some of the sales, eliminate some of the distribution that we had, but we would increase margins while doing so. And that's exactly what happened. Sales were down approximately $5 million and gross profit percentage was up over 700 basis points.

Unidentified Analyst -

Right, so your basis point increased in sales, your margins are decent, but at the same time, don't you think that your expenses are just going to go up, especially on SG&A, moving forward? Especially for the new products?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
No, if you look at our expenses when they pertain to the Premium Audio space, if you look at our expenses, they came down significantly. Yes, part of it was due to the pickup that we had in professional fees, but we have anticipated lower overhead as we go forward. Obviously, if you warehouse, you ship, you pay commissions on lower sales, you'll have lower overheads. But with a higher gross profit, you'll generate more bottom line profit and that's our focus within our Premium Audio group.

Unidentified Analyst -
Right. So moving forward, your SG&A will continue to increase, especially as you unlock the...

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
I think, you will see a little bit more of a flattening out in the revenue sector when you look at our Premium Audio because we had some big promotional sales in the first half of the year. And I think you'll see the revenue start to flatten out a little bit more than we've seen in the first quarter.

Unidentified Analyst -
Okay, and then just one last question. You said that Ford was one of your buyers of the new stuff?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes, we have the Lincoln Play and the Ford Play systems of Rear Seat Entertainment.

Unidentified Analyst -
And what percentage of those went to the F-150s, if any?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
None.

Unidentified Analyst -
Okay. And with Subaru, they happened to be increasing sales significantly year-over-year. Is there any promotional aspects to your attempt to drive sales to the better-selling cars, like the Subaru?

Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorWhat I had indicated on my statement is that we expect to have an increase in sales with some new programs, with Subaru, which will generate increased overall remote-start sales for the year. And that's a combination of new programs with Subaru, and the success that Subaru is having.

Operator
Our next question comes from the line of James Medvedeff with Cowen and Company.

James David Medvedeff Cowen and Company, LLC, Research Division - Associate
I just have a follow-up question. I just want to double check and make sure that these expense reductions, this year-over-year are not impacted by Hirschmann, like the year-over-year comps are already excluding Hirschmann?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Yes, what I indicated on our last call was we're expecting to lower our overhead by $10 million, that would be after Hirschmann.

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Just to understand the 10-Q that you see does not have Hirschmann in comparative last year numbers.

James David Medvedeff Cowen and Company, LLC, Research Division - Associate
Okay, yes, the other question that I have is on CapEx. It was kind of light in the quarter. And I'm wondering how we should think about that for the next little while?

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
The only thing that will impact our CapEx is if we look at acquiring any other facilities as we go forward for the engineering facilities, et cetera. As Hirschmann was the biggest user of CapEx. With consolidate is now what the statement you see more of the distribution CapEx, computer programs and that type of stuff.

Patrick M. Lavelle VOXX International Corporation - President, CEO & DirectorNow the only thing that may impact CapEx and, if anything, it would happen probably towards the end of the year, we'll be able to talk about it, would be if the tariff situation continues to become a problem. We would then move certain board manufacturing that we do in Asia to our facility in Orlando. I'm surprised, I haven't got any questions on it. But where we are right now through the first tranche of tariffs, we were able to move some production back to some of our manufacturers that we work with our Taiwanese. And we are able to move some of the manufacturing back in Taiwan without having the impact of the higher tariffs. Some were -- depending upon the classification we had them in based on the product we were able to reclass the product. And now it's been approved by customs and we are able to get around the individual tariffs there. The ones that we've gotten hit on, are basically lower-value products, some things like cables and remotes, which we don't anticipate will be a problem. But if this situation continues then you'll see us move manufacturing to different parts of Asia, and quite possibly move some manufacturing back to the United States, which then you'll see a CapEx expense.

James David Medvedeff Cowen and Company, LLC, Research Division - Associate
Great, that's really helpful. And it actually raises another question. How might that sort of stuff will -- how has it, and how might it in the future impact expense levels?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
I'm sorry, can you repeat that?

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
You came in a little garbled.

James David Medvedeff Cowen and Company, LLC, Research Division - Associate
Expense -- sorry about that. Expense levels, are they be impacted at all by the moving production that you've already done? And if it turns out to be a lot more production moving around, what sort of impact might that have on expenses?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Really, it's not going to have that much of expense, unless we decide that we are going to do it ourselves in one of our facilities. Having the -- our manufacturing partners move from plant to plant, in many cases they're already producing some of our product, let's say, in a Taiwanese plant and some of it in a Chinese plant, they'll just move newer products in. We have inventory that we have in our warehouses of at least 60 days on hand. So it'll give them the time to move, we're not going to have much of an impact on expenses there.

Operator
Our next question comes from Eric Landry with BML Capital.

Eric Landry -
I just have a couple of follow-ups. So in answer to a prior question, you mentioned, I think, second quarter was going to flatten out. Does that mean revenues will be down less than 12%. Is that what you're...

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Within our Premium space, is what I was referring to.

Eric Landry -
And then lastly, I'm just wondering what the logic is of continuing the factoring program when you've got such a high cash balance and a lack of profitability?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
We anticipate that, that will go away within the next few months, the factoring program.

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
Now that -- the U.S. factoring program is with Walmart and Best Buy. And as things go on, to let it go, trying to get it back would be a very high -- it costs us 5 basis points to factor the money, you put $22 million into it costs us $107,000. And you get the money in 10 days.

Eric Landry -
So you're paying...

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
There are 2 programs that we have. One in Europe and one domestically with Best Buy and Walmart. The one in Europe, we'll probably move out of that within a few months' time. The one in the United States, we will maintain.

Eric Landry - And that one in the United States is relatively low cost.

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
That's correct, yes.

Charles Michael Stoehr VOXX International Corporation - Senior VP, CFO & Director
You get their borrowing rate.

Operator
Our next question comes from Thomas Kahn with Kahn Brothers.

Thomas Graham Kahn Kahn Brothers Advisors LLC - President, Treasurer and Chief Compliance Officer
Just as a follow-up. Everyone got very excited after you were in Barcelona and Qualcomm was going to use EyeLock on their chip. And we really haven't heard anything more about it. In other words, where that's going, because everybody said "Gee, Qualcomm is a classy company, a big company, this is a positive." And I guess, Barcelona was what -- whenever it was, 8 months ago. I don't know when the hell it was.

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
A year ago.

Thomas Graham Kahn Kahn Brothers Advisors LLC - President, Treasurer and Chief Compliance Officer
A year ago. So we've got one year gone by, everybody silent, this is dead. There's nothing happening with Qualcomm. Maybe at the annual meeting, if you'd be kind enough to either have someone from EyeLock on the phone or someone from VOXX who could tell us what's going on with Qualcomm? And what's going on in general with EyeLock that would be very useful.

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
I hear you. As we indicated on our calls, we still have a program with Qualcomm to develop our technology onto their 835 and 845 chip.

Thomas Graham Kahn Kahn Brothers Advisors LLC - President, Treasurer and Chief Compliance Officer
But Pat, we're a year into this thing. And we need a little more color, we need a little more...

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
I've indicated to you, Tom. All right? There was a pause in the business when a certain company introduced facial. And we see that pause in the business starting to turn around as people start to realize, and companies start to realize that facial, whether it be 2D or 3D, does not give sufficient security. So these are things that are beyond our control, but these are things that happen and we're dealing...

Thomas Graham Kahn Kahn Brothers Advisors LLC - President, Treasurer and Chief Compliance Officer
We understand that and nobody is criticizing anyone. All I'm suggesting is that, what the kind of dialogue you are giving us now about what's going on, because everyone got kind of juiced up, if you will, about Qualcomm. That kind of color and dialogue would be appropriate to discuss at the annual meeting. What's going on? What's going to go on in the future? Because we've got people kind of all revved up. Qualcomm, that's a big company with a big name, and they're even talking to us. And here we are a year later, and there's no conversation about that. So a lot of people say what's going on, and we say well, company has got to communicate with the shareholders.

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Tom, all I can say at this particular point, I'm not afraid to discuss all the different things we're working on with different companies. We have NDAs in place. All I can discuss is that we are continuing to work with Qualcomm on the application of the iris technology into the 835 and 845 chip. I cannot expound on some of these issues because of the NDAs we have signed.

Thomas Graham Kahn Kahn Brothers Advisors LLC - President, Treasurer and Chief Compliance Officer
Well, Pat, I certainly don't want you to disclose anything which is confidential. And I certainly don't want you to violate any of your nondisclosure agreements. But I would respectfully request that you figure out a way to communicate more with the owners on this whole subject because people feel that EyeLock is potentially the most exciting part of our business. It's not just another me too Klipsch speaker that has to compete with somebody else. It's probably the most exciting part of our business. And you ought to figure out a way to be able to talk with us within the bounds of your legal requirements and tell us what's going on. What the future is of EyeLock? Because there's been a while. Everyone got juiced up. With Barcelona, we thought this was the greatest thing since mother's milk, we were going to be in the Qualcomm booth, yada yada ya, and then nothing. So I very much ask if you could at the annual meeting figure out a way to give all the owners a little more color on what's going on, please.

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Okay, we'll take a look at it.

Operator
Our next question comes from the line of [Matthew Chen], private investor.

Unidentified Participant -
I have a question about a really small, probably really small part of your business, which is the cameras, the body cams. I guess, you guys were excited about it, I think last year. And I wonder if you could just give us an update on what's going on in that space?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
We -- right now we're in development of a body cam that has the ability to do 4G live streaming. We're in the process of developing that particular camera, which is where we think the future of body cams are going. And that's pretty much where we are with that. I would expect that we would see within the next, 'I'd say 8 to 9 months, a product.

Unidentified Participant -
Okay, and any update on your penetration into the public safety market?

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director

The -- we're working with a number of different companies that have penetration into the market already, work with different municipalities, work with different police agencies. And they will be the ones that will be taking the product into the market.

Operator
And that concludes today's question-and-answer session. I'd like to turn the call back to Mr. Lavelle for closing remarks.

Patrick M. Lavelle VOXX International Corporation - President, CEO & Director
Okay, well, thank you all for joining us this morning. I hope we were able to answer most of your questions. And I wish you all a god day.

Operator
Ladies and gentlemen, thank you for your participation in today's conference. This concludes the program. You may now disconnect. Everyone, have a great day.